UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2013

SEFE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51842	20-1763307
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

4700 Sterling Dr. Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)

(480) 294-6407

(Telephone number, including area code, of agent for service)

Not Applicable

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (770) 222-5888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On September 14, 2013, we issued 3,800,000 shares of common stock in conversion of an outstanding debenture in the original principal amount of $5,700, bearing interest at the rate of 8% per annum issued on the 25th day of April 2012. The debenture was issued pursuant to the terms of a Securities Purchase Agreement of even date in which we agreed to issue debentures up to a total principal amount of $2,000,000.  The Securities Purchase Agreement is described in a Form 8-K filed on the same day.

Exemptions from registration

The above shares of common stock were issued to unaffiliated accredited investors without registration in reliance on the exemptions in Section 3(a)(9) and Section 4(2) of the Securities Act of 1933 as well as Rule 506 of Regulation D thereunder.

ITEM 4. DESCRIPTION OF SECURITIES.

The following description of our capital stock summarizes the material terms and provisions of the indicated securities.  For the complete terms of our common stock, please refer to our certificate of incorporation and bylaws that we have filed with the SEC.  The terms of these securities may also be affected by the

Nevada Revised Statutes.

Common Stock

The holders of our common stock:

1. Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the board of directors;
2. Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or otherwise winding up of corporate affairs;
3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
4. Are entitled to one vote per share on all matters on which stockholders may vote.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, $0.001 par value per share of which 84,233,575 shares were issued and outstanding as of the date of this Form 8-K.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be validly issued, fully paid for, non-assessable and free of preemptive rights.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEFE, INC.
(Registrant)

Signature	Title	Date

/s/ Harold Sciotto	Director	September 19, 2013
Harold Sciotto

3